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                                                                     EXHIBIT 2.4

                                                                  EXECUTION COPY


                 FIRST AMENDMENT TO THE CONTRIBUTION AGREEMENT


          This First Amendment (this "Amendment"), dated as of March 18, 1999 to
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the certain Contribution Agreement (the "Contribution Agreement") dated as of
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February 19, 1999 between Capstar Broadcasting Corporation ("Capstar") and Muzak
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Holdings LLC (f/k/a ACN Holdings, LLC) ("ACN Holdings").
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     WHEREAS, Capstar and ACN Holdings (collectively, the "Parties") desire to
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amend the Contribution Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

     1.   Capitalized Terms.  Capitalized terms used herein without definition
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shall have the meanings ascribed to such terms in the Contribution Agreement.

     2.   Working Capital Adjustment.  A new Section 2.4(m) is added to the
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Contribution Agreement to read in its entirety as follows:

          "(m) Notwithstanding anything contained herein to the contrary, the parties hereto agree that for purposes of the First Closing, the "Estimated ACN Working Capital" shall be deemed to be a negative $17,880,870 (which amount represents solely the "Bridge Loan Payment") and the "Estimated First Closing Capstar Working Capital" shall be deemed to be zero. As a result, the "Capstar Estimated First Closing WC Target" equals negative $4,605,718 and, as required by Section 2.4(d) hereof, at the First Closing, ACN Holdings shall pay to Capstar $4,605,718.

     3.   SCA Lease Agreement.  Section 4.16(a) of the Contribution Agreement is
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hereby amended in its entirety to read as follows:

          "4.16  SCA Lease Agreement.  Prior to the Second Closing, Capstar and
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     ACN Holdings shall negotiate in good faith the terms of Exhibits A and B to
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     the SCA Lease Agreement and such other modifications to the form of the SCA
     Lease Agreement attached as Exhibit D hereto as Capstar and ACN Holdings
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     may mutually agree."

     4.   Waivers.
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          (a) Each party hereto hereby waives the obligations pursuant to
     Sections 2.4(a) and 2.4(c) of the Contribution Agreement of the other party hereto and the failure to perform
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     or otherwise satisfy such obligations shall not constitute a breach of any covenant, agreement or condition of the Contribution Agreement.

          (b) ACN Holdings hereby waives the obligations of Capstar pursuant to Sections 5.3(c) and 6.2(a)(viii) to deliver the Consent of Muzak Limited Partnership and the failure to perform or otherwise satisfy such obligations shall not constitute a breach of any covenant, agreement or condition of the Contribution Agreement.

     5.   Consent.  Capstar hereby consents to ACN Holdings' and ACN's execution
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and delivery of (i) the Contribution Agreement, dated as of the date hereof (the
"Boyd Contribution Agreement"), among ACN Holdings, ACN and William Boyd and
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(ii) the First Amendment to the Agreement and Plan of Merger, dated as of the date hereof (the "Amendment to the MLP Merger Agreement") among the parties to
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the MLP Merger Agreement.  ACN Holdings has delivered to Capstar complete copies of the Boyd Contribution Agreement and the Amendment to the MLP Merger
Agreement.

     6.   Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the State of Delaware (without reference to its rules as to conflicts of law).

     7.   Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     8.   Agreement.  In all other respects the Contribution Agreement is
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ratified and shall, as so changed by these amendments, continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                        MUZAK HOLDINGS LLC


                                        By: /s/ Royce Yudkoff
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                                           Name:  Royce Yudkoff
                                           Title: Executive Vice President


                                        CAPSTAR BROADCASTING CORPORATION


                                        By: /s/ Kathy Archer
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                                           Name:  Kathy Archer
                                           Title: Vice President

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